Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 26, 2011 relating to our audits of the consolidated financial statements of Performance Sports Brands, Inc. and Subsidiaries as of August 31, 2010 and 2009 and for the years then ended.  We also consent to the reference to our Firm under the caption “Interests of Named Experts and Counsel”.

/s/ J.H. Cohn LLP
Los Angeles, California
September 8, 2011